EXHIBIT 23


AMISANO HANSON
CHARTERED ACCOUNTANTS

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Registration Statement of Amendment No.2 of Form SB-2 for BV Pharmaceutical, Inc., of our report dated June 8, 2004 relating to the financial statements of BV Pharmaceutical, Inc. as of May 31, 2004, December 31, 2003 and 2002 and the reference to our firm as experts in the Registration Statement.


"Amisano Hanson"
CHARTERED ACCOUNTANTS


Vancouver, Canada
August 19, 2004

Suite 604 - 750 West Pender Street          Telephone:    (604) 689-0188
Vancouver, Canada                           Facsimile:    (604) 689-9773
V6C 2T7                                     E-MAIL:       amisanhan@telus.net